UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2021

RXR Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40148	86-1258996
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 RXR Plaza Uniondale, NY	11556
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 506-6797

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fifth redeemable warrant	RXRAU	The Nasdaq Capital Market LLC
Class A common stock, par value $0.0001 per share	RXRA	The Nasdaq Capital Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at exercise price of $11.50 per share	RXRAW	The Nasdaq Capital Market LLC

☑	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) is being filed to correct the amount of units and warrants issued by the registrant and corresponding amount of proceeds reported in the first paragraph of Item 1.01, Item 3.02 and the first paragraph of Item 8.01 of the Current Report on Form 8-K filed on March 8, 2021 (the “Original Filing”).

The Original Filing reported the amount of units as 34,500,000, generating gross proceeds of $345,000,000, the amount of private placement warrants as 5,933,333, generating gross proceeds of $8,900,000, and the combined proceeds thereof placed in trust as $345,000,000, comprised of $338,100,000 of the proceeds from the IPO (which amount includes $18,975,000 of the underwriters’ deferred discount) and $6,900,000 from the sale of private placement warrants. Such amounts are being amended to report the issuance and sale of 30,000,000 units, generating gross proceeds of $300,000,000, 5,333,333 private placement warrants, generating gross proceeds of $8,000,000, and combined proceeds placed in trust of $300,000,000, comprised of $294,000,000 of the proceeds from the IPO (which amount includes $10,500,000 of the underwriters’ deferred discount) and $6,000,000 from the sale of private placement warrants.

This Amendment amends and restates the first paragraph of Item 1.01, Item 3.02 in its entirety and the first paragraph of Item 8.01 and does not otherwise amend, update, or change any other disclosures contained in the Original Filing.

Item 1.01. Entry into a Material Definitive Agreement.

On March 8, 2021, RXR Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 30,000,000 units (the “Units”). Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), and one-fifth of one redeemable warrant of the Company. Each whole warrant (“Warrant”) is exercisable to purchase one share of the Company’s Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $300,000,000 (before underwriting discounts and commissions and offering expenses). In addition, the Company has granted the underwriters a 45-day option to purchase up to 4,500,000 additional units at the initial public offering price to cover over-allotments, if any.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO, pursuant to the Private Placement Warrants Purchase Agreement, the Company completed the private sale of 5,333,333 warrants (the “Private Placement Warrants”) to the Sponsor at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $8,000,000. The Private Placement Warrants are identical to the Warrants sold as part of the Units in the IPO, except that the Sponsor has agreed not to transfer, assign or sell any of the Private Placement Warrants (except to certain permitted transferees) until 30 days after the completion of the Company’s initial business combination. The Private Placement Warrants are also not redeemable by the Company so long as they are held by the Sponsor or their permitted transferees. No underwriting discounts or commissions were paid with respect to such sale. In addition, as long as they are held by the Sponsor or their permitted transferees, the Private Placement Warrants may be exercised by the holders on a cashless basis and they (including the shares of Common Stock issuable upon exercise of these warrants) are entitled to registration rights. The issuance of the Private Placement Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01. Other Events.

On March 8, 2021, a total of $300,000,000, comprised of $294,000,000 of the proceeds from the IPO (which amount includes $10,500,000 of the underwriters’ deferred discount) and $6,000,000 of the proceeds from the sale of the Private Placement Warrants, was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds in the trust account that may be released to the Company to pay its taxes, the funds held in the trust account will not be released from the trust account until the earliest of (i) the completion of the Company’s initial business combination, (ii) the redemption of any of the Company’s public shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Company’s public shares if the Company does not complete its initial business combination within 24 months from the closing of the IPO or (B) with respect to any other provisions relating to stockholders’ rights or pre-initial business combination activity and (iii) the redemption of the Company’s public shares if it is unable to complete its initial business combination within 24 months from the closing of the IPO, subject to applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2021	RXR ACQUISITION CORP.

	By:	/s/ Jason Barnett
Name: Jason Barnett
Title: General Counsel

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